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                                                                  EXHIBIT 10.68

                                 REGULATIONS
                                     OF
                          MPILEX MANAGEMENT, L.L.C.


         These Regulations (the "Regulations") are hereby duly adopted as the regulations of MPILEX Management, L.L.C., a Delaware limited liability company (the "Company"), by the persons who have executed and delivered this Agreement and whose names appear on Schedule A hereto (as said Schedule A hereto may be amended from time to time as hereinafter provided), as the Members.

                                   ARTICLE 1
                                  DEFINITIONS

         Definitions. In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

         "Affiliate" means, when used with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person, provided that the Company shall not be deemed to be an Affiliate of any Member. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

         "Capital Contributions" means the amount of cash or the fair market value, as determined in the sole judgment of the Managers, of other property contributed to the Company.

         "Class A Members" shall mean those members owning Units designated as Class A Member Units on Schedule A hereto.

         "Class B Members" shall mean those members owning Units designated as Class B Member Units on Schedule A hereto.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means MPILEX Management, L.L.C., the limited liability company entered into and formed hereunder pursuant to the Act.

         "Company Value" means, as of any date of determination, the fair market value of all property of the Company as of the date on which the determination thereof is to be made. The fair market value of the property of the Company shall be determined by the Managers. At the Managers' election, or if no such determination is so made by the Managers within 15 days after a request therefor is made, the fair market value of





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the property of the Company shall be determined by an independent appraiser selected by the Managers. An appointed appraiser may employ such persons and incur such expenses as are necessary to make such determination. In all such determinations of fair market value, no value shall be placed on the goodwill or name of the Company. Determinations of fair market value made in accordance with the foregoing shall be final and not subject to challenge by any Member.

         "Covered Person" means any Member, an Affiliate of a Member or any officer, director, shareholder, partner or member of the Company or of a Member or their respective Affiliates.

         "Distributable Cash" shall mean, at the time of determination, all Company cash derived from the conduct of the Company's business, other than (i) Capital Contributions, together with interest earned thereon pending utilization thereof, (ii) financing proceeds and (iii) reserves for working capital and other amounts that the Managers reasonably determine to be necessary for the proper operation of the Company's business and its winding up and liquidation.

         "Managers" shall mean the initial Managers as set forth in the Certificate of Formation of the Company and any person elected as a Manager by the Members and serving as such in accordance with these Regulations.

         "Member" shall mean any person who is a Member at the time of reference (which shall include each Member executing these Regulations on the date hereof, each additional Member and each substituted Member ) at the time of reference thereto, and who owns the number of Units set forth on Schedule A hereto.

         "Ownership Restriction Agreement" means the Ownership Restriction Agreement dated December 11, 1996, among the Partnership, the Limited Partners of the Partnership, the Company and the Members of even date herewith.

         "Partnership" means MPILEX Partners, L.P., a Delaware limited partnership, entered into among the Company, as general partner and certain limited partners.

         "Partnership Agreement" means that Agreement of Limited Partnership Agreement of the Partnership entered into among the Company and the Members of even date herewith.

         "Person" shall mean an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, unincorporated organization or a government or any agency or political subdivision thereof.

         "Required Interest" means such Members who, in the aggregate, own more than seventy-five percent (75%) of the Units of all Members.

         "Securities Act" shall mean the Securities Act of 1933, as it may be amended from time to time, and any successor to said Act.





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         "Unit Percentage" shall mean, as to any Member, the percentage obtained by dividing the number of Units owned by such Member by the total number of Units owned by all Members.

         "Units" means the issued and outstanding ownership interests of the Company held by the Members as set forth on Schedule A hereto (as amended in accordance with these Regulations) and the rights and obligations associated with such ownership interests of the Members in the Company at the relevant time, including the consent, approval and management rights of the Members and any and all other benefits to which the Members may be entitled as provided in these Regulations, together with the obligations of the Members to comply with all the terms and provisions of these Regulations. The Units are designated as either Class A Units or Class B Units. Class A Units and Class B Units have exactly the same rights except with respect to the election of Managers as set forth in Article 10 hereof. "Unit" means any one of the Units.

                                   ARTICLE 2
                              FORMATION OF COMPANY

         2.1 Formation. The Members hereby enter into and form the Company as a limited liability company pursuant to the provisions of the Act.

         2.2     Name.  The name of the Company shall be "MPILEX Management,
L.L.C.."

         2.3 Principal Place of Business. The principal place of business of the Company shall be 14785 Omicron Dr., Suite 101, San Antonio, Texas 78245, or such other place as the Managers may determine.

         2.4 Registered Office; Registered Agent. In Delaware, the Company shall maintain a registered office at 1209 Orange Street, Wilmington, Delaware 19801, and the name of the Company's registered agent at such address shall be CT Corporation System. In Texas, the Company shall maintain a registered office at 14785 Omicron Dr., Suite 101, San Antonio, Texas 78245, and the name of the Company's registered agent at such address shall be James R. Koch.

         2.5 Term. The term of the Company shall commence on the date hereof and shall continue for a period of 20 years, unless the Company is continued or sooner dissolved pursuant to the provisions of this Agreement.

                                   ARTICLE 3
                             PURPOSE; OPPORTUNITIES

         3.1 Purpose. The purpose and nature of the business to be conducted by the Company shall be to (a) take such action as is appropriate in connection with the Company's duties as general partner of the Partnership and
(b) enter into, make and perform all such agreements and undertakings, and to engage in all such activities and





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transactions, as the Managers may deem necessary or advisable for or incidental to the carrying out of the foregoing.

         3.2 No Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than applicable tax laws, and these Regulations may not be construed to suggest otherwise.

         3.3 Outside Activities. This Agreement shall not preclude or limit, in any respect, the right of the Members or the Managers or any of their Affiliates to engage or invest in any business activity of any nature or description, including those which may be the same as or similar to the Company's business. Any such activity may be engaged in independently or with others without any obligation whatsoever to offer same to the Company or any Member. Neither the Company, any Member nor any of their Affiliates shall have any right, by virtue of this Agreement or the relationship created hereby, in or to such other investments or activities, or to the income or proceeds derived therefrom.

                                   ARTICLE 4
                         CAPITAL CONTRIBUTIONS; MEMBERS

         4.1 Capital Contributions. Each Member shall make Capital Contribution as and when necessary to fund capital contributions to be made by the Company to the Partnership to maintain the Company's 1% "Unit Percentage" (as defined in the Partnership Agreement) in the Partnership. The initial Capital Contributions of the Members made on the date of this Agreement are as set forth on Schedule A hereto. Except as provided in this paragraph, no Member shall have any obligation to make any additional Capital Contributions to the Partnership.

         4.2 Binding Commitment; Default. The obligation of each Member to make Capital Contributions required under Section 4.1 shall represent an irrevocable, binding commitment which shall be enforceable by the Partnership against each Member. If a Member does not fund a Capital Contribution required to be made by it in accordance with the foregoing provisions, the other Member may (without any obligation) fund such Capital Contribution. Any such funding shall be in addition to, and not in lieu of, all rights and remedies that the Partnership and the other Member may be entitled to against the defaulting Member pursuant to this Agreement, at law or in equity.

         4.3 Adjustments to Units. As of any date (an "Adjustment Date") on which, in accordance with the foregoing, Capital Contributions are made by the Members other than in accordance with their Unit Percentages, the Units of all Members shall automatically (and without any further action by the Members) be adjusted so that the number of Units held by each Member shall be equal to 100 multiplied by a fraction, the numerator of which shall be the aggregate amount of Capital Contributions made by such Member as of the Adjustment Date, and the denominator of which shall be the aggregate amount of Capital Contributions made by all Members as of the Adjustment Date; it being understood that the total number of Units held by all Members shall always equal 100. As of the date of each Adjustment Date, the Unit Percentage of each





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Member shall also be adjusted based upon the adjusted number of Units held by each Member. Promptly after each Adjustment Date, the Managers shall amend Schedule A hereto to reflect the automatic adjustment of the number of Units and Unit Percentages as of each Adjustment Date (such adjustment shall nevertheless be effective as of the Adjustment Date regardless when Schedule A hereto is amended).

         4.4 Schedule of Members; Contributions; Unit Ownership. The name, address, Capital Contributions and Unit ownership of each Member are set forth on Schedule A attached hereto. Schedule A hereto shall be amended by the Managers to reflect the admission of additional or substituted Members or any adjustment of Units as a result of additional Capital Contributions (including disproportionate Capital Contributions), returns of Capital Contributions or otherwise. The Units owned by Members hereunder shall not be represented by certificates.

         4.5 No Third Party Beneficiaries In no event shall a third party, including without limitation a creditor of the Company, be entitled to in any way rely upon or enforce the obligation of Members to make future Capital Contributions.

         4.6 Loans and Withdrawal of Capital Contributions. No Member shall be permitted to borrow, or to make an early withdrawal of, any portion of the capital contributed by such Member.

         4.7 Limited Liability of Members. No Member shall be liable for the debts, liabilities, contracts or other obligations of the Company except to the extent of any unpaid Capital Contributions a Member has agreed to make to the Company and a Member's share of the assets (including undistributed revenues) of the Company; and in all events, a Member shall be liable and obligated to make payments of his Capital Contributions only as and when such payments are due in accordance with the terms of these Regulations, and no Member shall be required to make any loans to the Company.

                                   ARTICLE 5
                                CAPITAL ACCOUNTS

         5.1 Capital Accounts. A capital account ("Capital Account") shall be established for each Member. A Member's Capital Account shall be credited with the fair market value (as determined in the sole judgment of the Managers) of property contributed and the amounts of cash contributed to the Company by such Member and shall be credited or charged, as the case may be, with such Member's share of Company items of book income, gain, loss and deduction for each fiscal year of the Company determined pursuant to Article 7 below. Each Member's Capital Account shall be charged with the fair market value (as determined in the sole judgment of the Managers) of any property distributed and the amount of cash distributed to such Member. The respective Capital Accounts of the Members shall not bear interest.





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         5.2     Adjustments to Capital Accounts Upon Revaluation of Property.
Upon the occurrence of (a) the admission of an additional or substituted Member, (b) an extraordinary (as determined by the Managers) distribution of property by the Company, or (c) the liquidation of the Company (each an "Adjustment Event"), then, upon any such event, at the election of the Managers, the Company Value immediately before the Adjustment Event shall be determined. The property of the Company shall thereafter be treated as if it were sold by the Company and any gain or loss resulting therefrom shall be allocated among the Members in accordance with Article 7 hereof as of the date immediately before the Adjustment Event resulting in the valuation of the Company assets. Such allocation of gain or loss shall thereafter be reflected in the Capital Accounts of the Members for all purposes of these Regulations. Solely for purposes of determining adjustments to Capital Accounts, any net profit or net loss shall be determined using the Company Value rather than the adjusted tax basis of the property of the Company.

         5.3 Compliance with Treasury Regulations. Notwithstanding any provision in these Regulations to the contrary, the Capital Accounts of the Members shall be maintained in accordance with Treasury Regulations, as amended from time to time, and shall be adjusted as provided therein.

                                   ARTICLE 6
                                 DISTRIBUTIONS

         Except as otherwise provided herein, Distributable Cash of the Company shall be distributed from time to time among the Members pro rata in accordance with their Unit Percentages. The amount and timing of such distributions shall be determined in the sole judgment of the Managers. The Managers shall have the absolute discretion to have any distribution treated as a return of capital. That portion of any distribution which is treated as a return of capital shall be made to the Members ratably in proportion to their respective Capital Accounts immediately prior to the distribution. The Managers and the Company shall incur no liability for making distributions in accordance with the provisions of these Regulations, whether or not the Managers or the Company have knowledge or notice of any transfer of ownership of any Units.

                                   ARTICLE 7
                                  ALLOCATIONS

         Except as otherwise provided herein or unless another allocation is required by the Code, Treasury Regulations, published revenue rulings or judicial decisions, all items of Company book income, gain, loss, deduction and credit shall be allocated among the Members pro rata in accordance with their Unit Percentages in effect for the period during which such items accrue. For purposes of computing each item of book income, gain, deduction or loss, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes. Unless otherwise unanimously agreed by the Members, income, gain, loss, deduction or credit attributable to any Unit (or portion thereof) which has been transferred shall be allocated between the transferor and the transferee





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equally among the days of the Company's fiscal year without regard to Company operations during such days.

         In the event the Company Value of any Company asset is adjusted under
Section 5.2 hereof, subsequent allocations of Company income, gain, loss and deduction with respect to such asset, is calculated for tax purposes, shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Company Value in accordance with the principals of Code Section 704(c) as is required pursuant to Treasury Regulations Section 1.704-1(b)(4)(i).


                                   ARTICLE 8
                           MANAGEMENT OF THE COMPANY

         8.1 Management by Managers. Except for situations in which the approval of the Members is required by these Regulations or by non-waivable provisions of applicable law, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers.

         8.2 Limited Authority of Managers. No Manager shall, without the approval or ratification of the specific act by all of the Members, (i) terminate, liquidate and wind up the Company, except upon the occurrence of an event which, under applicable law, dissolves or terminates the Company in light of the provisions of these Regulations; (ii) create and issue any additional Units; (iii) make any election to cause the Company to be classified other than as a partnership for federal income tax purposes or (iv) take any action that would terminate the Company. FURTHER, UNLESS SPECIFICALLY AUTHORIZED BY A RESOLUTION DULY ADOPTED BY THE MANAGERS, NO MANAGER AND NO OFFICER OF THE COMPANY SHALL INDIVIDUALLY HAVE THE AUTHORITY OR POWER TO TAKE ANY ACTION OR MAKE ANY DETERMINATION DESCRIBED IN ANNEX B HERETO.

         8.3 Limited Authority of Members. Other than as specifically provided for in these Regulations, no Member shall, individually as a Member,
(a) be permitted to take part in the business or control of the business or affairs of the Company, (b) have any voice in the management or operation of any Company property, (c) have the authority or power to act as agent for or on behalf of the Company or any other Member, or (d) to incur any expenditures or create or incur any indebtedness or obligations on behalf of or with respect to the Company.

                                   ARTICLE 9
                                    MEMBERS

         9.1 Meetings. Meetings of Members shall be held at any place stated in any proper notice of meeting, whether within or without the State of Texas. Meetings shall be held only when called by the Managers or by any Member of the Company for any matters on which Members may vote or approve.





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         9.2     Notice of Meetings.  Written or printed notice stating the place, day and hour of each meeting of the Members and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, telegram or telefax or similar communication, by or at the direction of the person(s) calling the meeting, to each Member entitled to vote at the meeting.

         9.3 Quorum of and Action by Members. A Required Interest of the Members present in person or represented by proxy, shall be requisite to and shall constitute a quorum at each meeting of Members for the transaction of business, except as otherwise provided by statute, the Certificate of Formation or these Regulations. With respect to any matter, the affirmative vote or consent of a Required Interest of the Members shall be required to constitute the act of the Members; provided that the election of Managers shall be governed by the provisions of Article 10 hereof. Unless otherwise provided in the Certificate of Formation or these Regulations, the Members represented in person or by proxy at a meeting of Members at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the Units in person or by proxy at that meeting. At any such adjourned meeting at which a quorum shall later be present or represented, any business may be transacted that might have been transacted at the meeting as originally convened.

         9.4 Voting by Members. Each unit held by the Members shall be entitled to one vote on each matter submitted to a vote at a meeting of Members. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Each proxy shall be delivered to the Managers prior to or at the time of the meeting.

         9.5 Action Without a Meeting. Any action required by the Act to be taken at any annual or special meeting of Members, or any action which may be taken at any annual or special meeting of Members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of a Required Interest of the Members.

         9.6 Telephone Meetings. Subject to the provisions of applicable law and these Regulations regarding notice of meetings, Members may, unless otherwise restricted by the Certificate of Formation or these Regulations, participate in and hold a meeting by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 9.6 shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.





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                                   ARTICLE 10
                                    MANAGERS

         10.1    Number and Qualifications of Managers.  Except as set forth in
Section 10.3 below, the Company shall have a Board of Managers comprised of four (4) persons. None of the Managers need be Members of the Company or residents of the States of Texas or Delaware.

         10.2 Election and Term of Service. Managers shall be elected at each annual meeting of the Members and at any special meeting of the Members called for the purpose of electing Managers. At any such meeting, the Class A Members shall be entitled to elect two (2) Managers and the Class B Members shall be entitled to elect two (2) Managers. In each case, the Managers will be selected from the existing officers of the Members. Each Manager so elected shall serve as a Manager for the term for which he is elected and until his successor shall have been elected by the Member class that had the right to initially elect such Manager or until his earlier death, resignation or removal in accordance with these Regulations.

         10.3 Change in Control. Upon the occurrence of a Triggering Event (as defined below) with respect to a Member in its capacity as a limited partner of the Partnership (the "Affected Member"), at the election of the other Member (the "Non-Affected Member"), (a) the Board of Managers shall be automatically increased by one person, (b) the number of Managers which the class of Units held by the Non-Affected Member shall be entitled to elect shall be increased from two to three persons, and (c) a person designated by the Non-Affected Member shall be elected to the Board of Managers, solely by the action of the Non-Affected Member, to fill the vacancy created by the increase in the size of the Board of Managers. For purposes hereof, a "Triggering Event" shall mean, with respect to a Member in its capacity as a limited partner of the Partnership, the occurrence of either of the following events:
(i) such Member does not accept at least 49.5% of the Offered Commitments (as defined in the Partnership Agreement) in any two of rounds of Offered Commitments under the terms of the Partnership Agreement or (ii) such Member does not fund a Commitment (as defined in the Partnership Agreement) in accordance with the terms and provisions of the Partnership Agreement and such failure to fund continues uncured 20 days after written notice thereof is given to such Member by any other Member (or any partner of the Partnership).

         10.4 Removal; Filling of Vacancies. Any Manager may be removed, with or without cause, by the affirmative vote of the Member class that had the right to initially elect such Manager. Any vacancy occurring in the Managers resulting from the death, resignation or removal or otherwise shall be filled by the Member class that had the right to initially elect such Manager. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         10.5 Meetings. Meetings of the Managers may be held either within or without the State of Texas upon the request of any Manager or the President of the Company on not less than 24 hours notice to each Manager, either personally or by mail (overnight service), telephone, telefax or similar communication. Only business within





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the purpose or purposes described in the notice of special meeting of Managers may be conducted at the meeting.

         10.6 Quorum of and Action by Managers. At all meetings of the Managers, the presence of a majority of the Managers shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by statute. The act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers unless the act of a greater number is required by statute, the Certificate of Formation or these Regulations. If a quorum shall not be present at any meeting of the Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting any business may be transacted that might have been transacted at the meeting as originally convened.

         10.7 Action Without a Meeting. Unless otherwise restricted by the Certificate of Formation or these Regulations, any action required or permitted to be taken at any meeting of the Managers may be taken without a meeting, if all Managers consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Managers.

         10.8 Telephone Meetings. Subject to the provisions of applicable law and these Regulations regarding notice of meetings, the Managers may, unless otherwise restricted by the Certificate of Formation or these Regulations, participate in and hold a meeting of Managers by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10.8 shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

         10.9 Reimbursement of Managers. All reasonable out-of-pocket expenses incurred by the Managers in managing and conducting the business and affairs of the Company, shall be paid or reimbursed by the Company in accordance with the policy of the Company adopted by the Managers.


                                   ARTICLE 11
                                    OFFICERS

         11.1 Officers. The Managers may designate one or more individuals (who may or may not be Managers) to serve as officers of the Company. The Company shall have such officers as the Managers may from time to time determine, which officers may (but need not) include a President, one or more Vice Presidents (and in case of each such Vice President with such descriptive title, if any, as the Managers shall deem appropriate), a Secretary and a Treasurer. Any two or more offices may be held by the same person.





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
         11.2 Limited Authority. UNLESS SPECIFICALLY AUTHORIZED BY A RESOLUTION DULY ADOPTED BY THE MANAGERS, NO OFFICER OF THE COMPANY SHALL HAVE THE AUTHORITY NOR PERMIT ANY EMPLOYEE OF THE COMPANY TO TAKE ANY ACTION OR MAKE ANY DETERMINATION DESCRIBED IN ANNEX B HERETO.

         11.3 Compensation. The officers of the Company shall not be entitled to any compensation from the Company.

         11.4 Term of Office: Removal, Filling of Vacancies. Each officer of the Company shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office. Any officer designated by the Managers may be removed at any time by the Managers whenever in their judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Managers.

         11.5 President. The President, if one is designated by the Managers, shall be the chief executive officer of the Company and, subject to the provisions of these Regulations, shall have general supervision of the affairs of the Company and shall have general and active control of all its business. The President shall have power and general authority to execute bonds, deeds and contracts in the name of the Company, to cause the employment or appointment of such employees and agents of the Company as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these Regulations; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; and in general to exercise all the powers usually pertaining to the office of president of a corporation, except as otherwise provided by statute, the Certificate of Formation or these Regulations.

         11.6 Vice Presidents. Each Vice President that is designated by the Managers shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President or the Managers.

         11.7 Secretary. The Secretary, if one is designated by the Managers, shall see that notice is given of all meetings of Members and special meetings of the Managers and shall keep and attest true records of all proceedings at all meetings thereof. He shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Company except those for which some other officer or agent is properly accountable. The Secretary shall generally perform all duties usually pertaining to the office of secretary of a corporation.

         11.8 Treasurer. The Treasurer, if one is designated by the Managers, shall be the chief accounting and financial officer of the Company and shall have active control





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of and shall be responsible for all matters pertaining to the accounts and finances of the Company. He shall receive, audit and consolidate all operating and financial statements of the Company and its various departments; shall have supervision of the books of account of the Company, their arrangement and classification; and shall supervise the accounting and auditing practices of the Company. The Treasurer shall have the care and custody of all monies, funds and securities of the Company, shall deposit or cause to be deposited all such funds in and with such depositories as the Managers shall from time to time direct or as shall be selected in accordance with procedures established by the Managers; and shall advise upon all terms of credit granted by the Company. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange and other commercial paper payable to the Company and to give proper receipts or discharges for all payments to the Company. The Treasurer shall generally perform all duties usually pertaining to the office of treasurer of a corporation.

         11.9 Additional Powers and Duties. In addition to the foregoing especially enumerated duties, services and powers, the several officers of the Company shall perform such other duties and services and exercise such further powers as may be provided by statute, the Certificate of Formation or these Regulations, or as the Managers may from time to time determine or as may be assigned to them by any competent superior officer.

                                   ARTICLE 12
                   BOOKS OF ACCOUNT; RECORDS; TAX INFORMATION

         12.1 Fiscal Year. The fiscal year of the Company shall end on December 31 in each year.

         12.2 Books and Records. Proper and complete records and books of account shall be kept by the Managers in which shall be entered fully and accurately all transactions and other matters relative to the Company's business as are usually entered into records and books of account maintained by Persons engaged in businesses of like character. The Company's books and records shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis. The books and records shall at all times be made available at the principal office of the Company and shall be open to the reasonable inspection and copying by the Members or their duly authorized representatives with advance notice during reasonable business hours.

         12.3 Taxation as a Company. The Company shall be treated as a partnership for federal and all state tax purposes. The Managers shall cause the Company to prepare and file annually on or before the due date or extended due date thereof all required federal, state and local tax returns and filings.

         12.4 Tax Elections. All elections required or permitted to be made by the Company under the Code, including but not limited to, the election pursuant to Section 754 thereof, shall be made by the Managers, if at all, in its sole discretion. Each Member will upon request supply the information necessary to properly give effect to such elections.

         12.5 Tax Returns. The Managers shall, on a timely basis, send each Person who is a holder of an interest in the Company at any time during a calendar year all partnership tax information kept on a federal income tax basis as shall be necessary for the preparation by such holder of its federal income tax return. Further, on request by any holder of an interest in the Company, the Managers will furnish such holder copies of all federal, state and local income tax returns or information returns, if any, which the Company is required to file.

                                   ARTICLE 13
                            RESTRICTIONS ON TRANSFER

         13.1 Private Offering. Each Member is fully aware that the Company is selling Units to such Member in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, and upon the truth and accuracy of the representations of such Member contained in this Agreement.

         13.2 Securities Act Requirements. Each Member represents that (a) its Units are being acquired for investment, with no present intention of distributing or selling any portion thereof or with a view to any distribution thereof within the meaning of the Securities Act, and (b) its financial condition is such that it is able to bear all risks of holding its Units for an indefinite period of time and that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquisition of the Units and of making an informed investment decision with respect thereto; and (c) it will not offer or make a transfer of its Units unless it shall have delivered to the Company (i) an opinion of counsel satisfactory to the Managers to the effect that no registration (or perfection of an exemption) under the Securities Act is required with respect to such transfer or (ii) such other evidence satisfactory to the Managers that the transfer will not violate the Securities Act and other applicable state securities laws.

         13.3 Transfers by the Members. A Member may not sell, transfer, assign or devise, or subject to security interest, lien or charge, all or any part of its Units, except as permitted in the Ownership Restriction Agreement, and any act in violation of this Section 13.3 shall be null and void ab initio. Any transfer of or assignment of the Units of a Member shall not dissolve the Company. A transferee or assignee of a Member's Units transferred or assigned in compliance with the Ownership Restriction Agreement shall be admitted as a substituted Member of the Company (with regard to the interest so transferred and designated) without any further approval by the Members.


                                   ARTICLE 14
                                  DISSOLUTION

         The Company shall dissolve and its affairs shall be wound up in accordance with Article 15 on the first to occur of the following:

                 (a)      the expiration of the term of the Company;

                 (b) the filing of a certificate of cancellation of the Partnership under the Act.

                 (c) the written consent to terminate by all of the Members.


                                   ARTICLE 15
                   WINDING UP AND TERMINATION OF THE COMPANY

          15.1 Winding Up. If the Company is dissolved for any reason, it shall be wound up and its assets sold or distributed in an orderly manner, unless, in the case of the bankruptcy or dissolution of a Member, all of the remaining Members agree, in accordance with the Act, to continue the Company within 90 days after such event. In the absence of any such applicable agreement, no Member shall have the right to continue the Company.

         15.2 Liquidator. A quorum of the Managers, or if there is no quorum of the Managers, then a liquidation trustee appointed by a Required Interest of the Members (the "Liquidation Trustee"), shall have the exclusive authority to manage and control the Company during the period during which it is being wound up. The Person(s) vested with the authority to manage and control the Company during the winding up period are hereinafter referred to as the "Liquidator".

         15.3 Liquidation; Distributions. Upon the winding up and termination of the business and affairs of the Company, its assets (other than cash) shall be sold and its liabilities and obligations to creditors and all expenses incurred in its liquidation shall be paid (either by payment or the making of reasonable provision for payment). Thereafter, the net proceeds from such sales (after deducting all selling costs and expenses in connection therewith) shall be distributed among the Members in accordance with their respective positive balances in their Capital Accounts. Any distributions under this Section 15.3 may be made, at the election of the Liquidator, in money arising from the sale of the property of the Company or by a distribution of the Company's assets in kind (the distributed asset being treated as sold for its fair market value and any deemed gain or loss being treated as allocated among the Members in accordance with Article 7 hereof) or such distribution may be, at the election of the Liquidator, partially in money and partially in kind. All determinations of fair market value under this Section
15.3 shall be made in the sole judgment of the Liquidator. Any sales or distributions in kind of the Company's assets shall be effected in compliance with the Securities Act and applicable state securities laws, as well as applicable contractual restrictions or requirements relating to the transfer of the assets of the Company.

         15.4 Source of Distributions. Each holder of an interest in the Company shall look solely to the assets of the Company for all distributions with respect to the Company and its Capital Contribution thereto (including the return thereof) and share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the Company, any Member or the Liquidator.

         15.5 Deficit Capital Accounts. No Member shall be required to restore any deficit balance existing in its Capital Account upon the liquidation and termination of the Company.


         15.6 Termination of Company. Upon the completion of the liquidation of the Company and the distribution of all Company assets, the Company shall terminate and the Liquidator shall (and is hereby given the power and authority to) execute, acknowledge, swear to and record all documents required to effectuate the dissolution and termination of the Company.

                                   ARTICLE 16
                           LIABILITY AND EXCULPATION

         16.1 Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

         16.2 Exculpation. No Covered Person shall be liable to the Company or any Member under any theory of law, including tort, contract or otherwise (INCLUDING A COVERED PERSON'S OWN NEGLIGENCE) for any loss, damage or claim incurred by reason of any act or omission (including decisions to vote for or against any matter) performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by these Regulations, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

         16.3 Duties and Liabilities of Covered Persons. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person arising under these Regulations, a Covered Person acting under these Regulations shall not be liable to the Company or to any other Covered Person for actions (including decisions to vote for or against any matter) taken by it in good faith reliance on the provisions of these Regulations. The provisions of these Regulations, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. Unless otherwise expressly provided herein, whenever a conflict of interest exists or arises between a Covered Person and the Company or a Member, the Covered Person shall disclose such conflict to the Members and shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of these Regulations or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

                                   ARTICLE 17
                                INDEMNIFICATION

         17.1 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person (a) by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by these Regulations or (b) by reason of being a Member, an Affiliate of a Member or an officer, director, shareholder, partner, representative, advisor or agent of the Company or a Member or its Affiliate, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Article 17 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof. THE FOREGOING INDEMNITY IS INTENDED TO INDEMNIFY EACH COVERED PERSON FOR HIS OWN ACTS OF NEGLIGENCE AND SHALL APPLY IRRESPECTIVE OF ANY CLAIM OF CONCURRENT OR CONTRIBUTORY NEGLIGENCE ON THE PART OF SUCH COVERED PERSON.

         17.2 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding for which indemnity is sought under these Regulations shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized under this Article 17.

         17.3 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Members shall deem reasonable, on behalf of Covered Persons and such other Persons as the Members shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of these Regulations. The Company may enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Article 17 hereof and containing such other procedures regarding indemnification as are appropriate.

                                   ARTICLE 18
                                    NOTICES

         All notices, requests and communications under this Agreement shall be in writing and shall be given to a party at the party's address set forth in Schedule A hereto or, in the case of the Company, as follows: MPILEX Management, L.L.C., 14785 Omicron Dr., Suite 101, San Antonio, Texas 78245,
Attention: Board of Managers. Each such notice, request or other communication shall be effective (a) if given by registered or certified mail, return receipt requested, two days after such communication is deposited in the mails with postage prepaid and addressed as specified pursuant to this Article 18, or (b) if given by any other means, when delivered at the address specified pursuant to this Article 18. Any party may change its or its address for notifications hereunder by giving the other parties notice thereof in accordance with this Article. Notwithstanding the foregoing, a copy of each notice given to the Managers or the Company receive shall also be given to each Member.

                                   ARTICLE 19
                               DISPUTE RESOLUTION

         Except as otherwise provided herein, any claim, dispute or controversy of any nature whatsoever, including but not limited to tort claims and contract disputes between the parties to this Agreement arising out of or related to the terms and conditions of this Agreement, including the implementation, applicability or interpretation thereof, shall be resolved in accordance with the dispute resolution procedures set forth in Annex A attached to the Ownership Restriction Agreement.


                                   ARTICLE 20
                                 MISCELLANEOUS

         20.1 Further Assurances. Each Member agrees to execute, with acknowledgement or affidavit if required, any and all documents and writings which may be necessary or expedient in connection with the formation of the Company and the achievement of its purposes, specifically including all such agreements, certificates, tax statements, tax returns and other documents as may be required of the Company or its Members by the laws of the United States of America, the State of Texas or Delaware or any political subdivision or agency thereof.

         20.2 Company Property. The Members agree that the property and other assets of the Company are and shall be owned by the Company as an entity. Each Member, accordingly, owns Unit(s) and not an undivided interest in such assets and properties. No Member shall have any right to partition the assets and properties of the Company; and to the extent, if any, that any Member would have such a right, each such Member hereby irrevocably waives any and all rights to maintain any action for partition of the assets and properties of the Company, either as a partition in kind or a partition by sale.

          20.3 Invalid Provisions. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         20.4 Entire Agreement. This Agreement and the additional documents and agreements referred to herein constitute the entire agreement among the parties, and it supersedes all prior or contemporaneous agreements or understandings among the parties.

         20.5 Successors and Assigns. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and permitted assigns.

         20.6 Amendments. Except as provided in Article 4 relating to certain amendment powers of the Managers, amendments or modifications may be made to this Agreement only by setting forth such amendments or modifications in a written instrument signed by all of the Members.

         20.7 Interpretation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         20.8 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Texas.

         20.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all Members to execute the same counterpart hereof.


                  [remainder of page intentionally left blank]

         The undersigned, being all of the Members of the Company, have caused these Regulations to be duly adopted by the Company as of December _____, 1996.


                                    MEMBERS:


                                    MPI ENTERPRISES, L.L.C.



                                    By:   /s/ J. R. Mitchell
                                       -------------------------------
                                    J.R. Mitchell, M.D., Ph.D.,
                                    Co-Chairman and CEO


                                    ILEX ONCOLOGY, INC.


                                    By:   /s/ Richard L. Love
                                       -------------------------------
                                        Richard L. Love,
                                        President

                                 SCHEDULE A

                          (As of December 11, 1996)


                                     CAPITAL             UNIT           UNIT
 NAME AND ADDRESS                CONTRIBUTIONS           OWNERSHIP     PERCENTAGE
 ----------------                -------------           ---------     ----------
 CLASS A MEMBER:
 --------------


 ILEX Oncology, Inc.                                            50            50%
 14785 Omicron Dr., Suite 101          $10,000       Class A Units
 San Antonio, TX 78245
 Fax No. (210) 677-6009
 Attention: Richard L. Love


 CLASS B MEMBER:
 --------------

 MPI Enterprises, L.L.C.
 54943 N. Main Street
 Mattawan, MI   49071                                           50
 Fax No. (616) 668-4151                $10,000       Class B Units            50%
 Attention: J.R. Mitchell


                                       -------              ------      --------
          TOTAL:                       $20,000               100.0         100.0%
          =====                        =======               =====         ======



                                    ANNEX B


         1. Fundamental Powers. Take any actions or exercise any powers specifically delegated to or vested in (i) the Managers under the Regulations or (ii) vested in the Company under the Partnership Agreement or Ownership Restriction Agreement, including, without limitation, actions or exercises of power with respect to distributions, valuations, requests for capital contributions, issuance of units or other interests, admission of substitute members of the Company or limited partners of the Partnership, amendments to the schedule of unit ownership and tax elections of either the Company or the Partnership.

         2. Exclusive Management Activities. Permit the Company to engage in any business activity other than the management of the Partnership.

         3. Indebtedness. Create, incur, issue, assume, guarantee or otherwise become or remain directly or indirectly liable for any indebtedness of the Company or the Partnership in excess of $20,000 in the aggregate (for all indebtedness).

         4. Capital Expenditures. Make any capital expenditures by the Company or the Partnership exceeding $20,000 for any single expenditure or $20,000 in the aggregate for any 12-month period.

         5. Liens. Create, assume or permit any lien or encumbrances upon any of the properties or assets of the Company or the Partnership, whether now owned or hereafter acquired, except liens or encumbrances existing as of the date hereof.

         6. Loans; Guarantees. Make any loan or advance by the Company or the Partnership to any Person, including, without limitation, any employee, officer, Manager or agent of the Company, the Partnership or any of their Affiliates in excess of $5,000 in the aggregate (for all Persons), excluding advances for travel and entertainment expenses and similar expenditures in the ordinary course of business, or allow the Company or the Partnership to guarantee, directly or indirectly, any indebtedness in excess of $5,000 in the aggregate (for all indebtedness), except for trade accounts of the Company or the Partnership arising in the ordinary course of business.

         7. Investments. Own, purchase or acquire any stock, obligations or securities of, or any interest in, or make any capital contribution to, any other Person, except the Company and/or the Partnership may (a) own, purchase or acquire certificate of deposit in or repurchase agreements from United States commercial banks having capital resources in excess of $10,000,000 and obligations of the United States Government or any agency thereof and obligations guaranteed by the United States Government, (b) invest in commercial paper rated at least Prime 1 by Moody's Industrial Manual, and (c) deposit funds in money market accounts in financial institutions having capital resources in excess of $10,000,000.

         8. Mergers; Acquisitions. Permit the Company or the Partnership to become a party to any merger, consolidation or reorganization with any other Person. Permit the Company or the Partnership purchase, license or otherwise acquire, or enter into any letter of intent or agreement to purchase, license or otherwise acquire, any material assets of any other Person.

         9. Dispositions. Sell, license or otherwise dispose of, or enter into any agreement to sell, license or otherwise dispose of, any material assets of the Company or the Partnership.

         10. Compensation. Fix, grant, pay or provide annual aggregate cash or noncash compensation (including any form of personal benefit or property and including any compensation which has been earned but payment of which has been deferred, but excluding compensation pursuant to group life, health, hospitalization, medical or dental reimbursement plan) to any officer or management personnel of the Company or the Partnership or any Affiliate thereof.

         11. Material Agreements. Enter into any agreements, including leases or other rental agreements, under which the amount of the aggregate payments for all such agreements exceeds $10,000 in aggregate for any 12-month period.

         12. Related Party Transactions. Enter into any material transaction with the officers, Managers, employees of the Company, the Partnership or their Affiliates, except as otherwise approved by the Managers.

         13. Lines of Business. Establish, enter into or otherwise engage in any business activity outside of the ownership, development and operation of the property owned or licensed by the Partnership.